SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2007

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its review of executive compensatory arrangements due to recently adopted rules under Section 409A of the Internal Revenue Code (the “Code”), the Human Resources Committee of the Board of Directors of Washington Mutual, Inc. (the “Company”) approved the following actions to clarify and conform the terms of certain employment and change-in-control agreements with the Company’s executives: (i) amendments to the employment agreements between the Company and Kerry Killinger, Chairman and Chief Executive Officer, and Stephen Rotella, President and Chief Operating Officer; and (ii) entry into a new form change-in-control agreement with Company executive officers other than Messrs. Killinger and Rotella (the “New CIC Agreement”).  The New CIC Agreement supersedes and replaces existing employment (change-in-control) agreements between the Company and Thomas Casey, the Company’s Chief Financial Officer, and James Corcoran, the Company’s President, Retail Banking (the “Prior Agreements”).  If the new and amended agreements with Messrs. Killinger, Rotella, Casey and Corcoran had previously been in effect, they would not have increased the amounts reported in the Company’s 2007 proxy statement as payable to them in connection with a change in control.

Amendments to Kerry Killinger and Stephen Rotella Employment Agreements

The amendments to the employment agreements for Messrs Killinger and Rotella make three changes to their existing employment agreements.  Specifically, the amendments: (i)  clarify the definition of “annual compensation” for the purpose of calculating the executive’s termination compensation; (ii) add a six-month delay in payment of termination compensation in the event that the executive is subject to Section 409A of the Code at the time of termination; and (iii) in accordance with the rules under Section 409A of the Code, restrict the timing for payment of any tax gross-up amounts that may become due under the agreements.

New CIC Agreements for Thomas Casey and James Corcoran

Thomas Casey and James Corcoran (along with all other executive officers, except Messrs. Killinger and Rotella) each executed the same form of New CIC Agreement.  Like the Prior Agreements, the New CIC Agreement provides that each executive will be an at-will employee of the Company entitled to receive certain payments and benefits in the event of an employment termination after a change-in-control of the Company.  As noted above, benefits under the New CIC Agreements are comparable to those provided under the Prior Agreements. The changes primarily: (i) refine or clarify certain definitions contained in the Prior Agreements (such as “cause,” “good reason” and “annual compensation”); (ii) consolidate terms regarding the automatic vesting of stock options and restricted stock upon a change-in-control without further Board action; (iii) add a six-month delay in payment in the event that the executive is subject to Section 409A of the Code at the time of termination; (iv) add non-solicitation and intellectual property assignment provisions in favor of the Company; and (v) in accordance with the rules under Section 409A of the Code, restrict the timing for any tax gross-up amounts that may become due under the agreements.

Copies of the amendments to the employment agreements for Mr. Killinger and Mr. Rotella are attached hereto as Exhibits 10.1 and 10.2.  The form of the New CIC Agreement executed by Mr. Casey and Mr. Corcoran is attached hereto as Exhibit 10.3.  The foregoing summary is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 10.3.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

The Company hereby furnishes the following information:

         On December 10, 2007, the Company furnished information on a Current Report on Form 8-K which, in Exhibit 99.2, included slides comprising a residential portfolio credit update.  Slide number 5 of Exhibit 99.2, entitled “Single Family Residential Portfolio (Option ARMs), Portfolio Vintage as of 10/31/07,” incorrectly indicated that 2007 year-to-date average origination loan-to-value was 78%.  As a correction, slide 5 of Exhibit 99.2 should have indicated that 2007 year-to-date average origination loan-to-value was 73%.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Employment Agreement by and between Kerry K. Killinger and Washington Mutual, Inc., effective as of December 31, 2007.
10.2	First Amendment to Employment Agreement by and between Stephen J. Rotella and Washington Mutual, Inc., effective as of December 31, 2007.
10.3	Form of Change in Control Agreement executed by each of Thomas W. Casey and James B. Corcoran, and Washington Mutual, Inc., effective as of December 31, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2008		WASHINGTON MUTUAL, INC.
	By:	/s/ Daryl D. David Daryl D. David Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement by and between Kerry K. Killinger and Washington Mutual, Inc., effective as of December 31, 2007.
10.2	First Amendment to Employment Agreement by and between Stephen J. Rotella and Washington Mutual, Inc., effective as of December 31, 2007.
10.3	Form of Change in Control Agreement executed by each of Thomas W. Casey and James B. Corcoran, and Washington Mutual, Inc., effective as of December 31, 2007.